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                                                                  Exhibit (j)(4)





                                              February 29, 2000




The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

            Re:  Connecticut Municipal Bond Fund and
                 Connecticut Municipal Money Market Fund

Gentlemen:

We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statements of Additional Information included in Post-Effective Amendment No. 45 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.

                                            Very truly yours,



                                            /s/ Day, Berry & Howard LLP
                                            ---------------------------
                                            Day, Berry & Howard LLP